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                                                                     EXHIBIT 4.9

                                                                  EXECUTION COPY

                          Class A-4 Confirmation to the
                              ISDA Master Agreement
                          dated as of January 25, 2001


Toyota Auto Receivables 2001-A Owner Trust
c/o U.S. Bank Trust National Association
111 East Wacker Drive, Suite 3000
Chicago, Illinois 60601

     Re:  Transaction Ref. No. 2 between Toyota Motor Credit Corporation
          ("Party A") and Toyota Auto Receivables 2001-A Owner Trust ("Party B")

Dear Sirs:

     The purpose of this letter agreement is to confirm the terms and conditions of the Swap Transaction entered into between you and us on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below.

     The definitions and provisions contained in the 1991 ISDA Definitions, as supplemented by the 1998 Supplement, each published by the International Swaps and Derivatives Association, Inc. (collectively, the "Definitions"), are incorporated in this Confirmation. In the event of any inconsistency between those Definitions and this Confirmation, this Confirmation will govern.

1. This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement, dated as of January 25, 2001, as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below. Expressions used herein and not defined herein or in the Definitions shall bear the meaning ascribed thereto in the Agreement.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Party A:                            Toyota Motor Credit Corporation

Party B:                            Toyota Auto Receivables 2001-A Owner Trust

Trade Date:                         January 25, 2001

Effective Date:                     January 25, 2001

Termination Date:                   The earlier of (i) the Class A-4 Final
                                    Scheduled Payment Date (as defined in the
                                    Indenture) or (ii) the Payment Date (as
                                    defined in the Indenture) on which the
                                    principal balance of the Class A-4 Notes is reduced to zero, in either case subject to adjustment in accordance with the Following
                                    Business Day Convention.

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Party A Floating Amounts:

     Party A Floating Rate
     Payer:                         Party A

     Party A Floating Rate
     Payer Notional Amount:         The Class A-4 Note Balance (as defined in
                                    the Indenture) on the first day of the
                                    applicable Calculation Period.

     Party A Floating Rate Payer
     Period End Dates:              The 15th day of each calendar month,
                                    commencing on February 15, 2001, up to and including the Termination Date, subject to adjustment in accordance with the Following
                                    Business Day Convention; provided that Party
                                    A and Party B agree that the initial
                                    Calculation Period will consist of 21 days for purposes of calculating the Party A
                                    Floating Amount.

     Party A Floating Rate Payer
     Payment Dates:                 The Business Day immediately preceding each
                                    Period End Date, or if Party B has agreed, the 15th day of each calendar month, commencing on February 15, 2001, up to and including the Termination Date, subject to adjustment in accordance with the Following
                                    Business Day Convention.

     Party A Floating Rate Option:  USD-LIBOR-BBA.

     Designated Maturity:           One month.

     Spread:                        Plus 0.11%

     Party A Floating Rate
     for the initial
     Calculation Period:            5.71375% (excluding the Spread)

     Party A Floating Rate
     Day Count Fraction:            Actual/360

     Reset Dates:                   The first day of each Calculation Period.

     Compounding:                   Inapplicable.


Party B Fixed Amounts:

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     Party B Fixed Rate Payer:      Party B

     Party B Fixed Rate Payer
     Notional Amount:               The Class A-4 Note Balance on the first day
                                    of the applicable Calculation Period.

     Party B Fixed Rate Payer
     Period End Dates:              The 15th day of each calendar month,
                                    commencing on February 15, 2001, with no adjustment.

     Party B Fixed Rate Payer
     Payment Dates:                 The 15th day of each calendar month,
                                    commencing on February 15, 2001, up to and including the Termination Date, subject to adjustment in accordance with the Following
                                    Business Day Convention.

     Party B Fixed Rate:            5.580%

     Party B Fixed Rate
     Day Count Fraction:            30/360

     Fixed Rate Compounding:        Not applicable.

Business Days:                      "Business Day" as defined in the Indenture

Calculation Agent:                  Party A

3.   Account Details

Payments to Party A:

     Account for Payments in USD:   Bank of America, Concord,
                                    California
                                    ABA No. 121-000-358
                                    A/C No. 12351-07564
                                    A/C Toyota Motor Credit Corporation
Payments to Party B:

     Accounts for Payments in USD:  U.S. Bank National Association
                                    ABA #091000022
                                    A/C 180121167365 U.S. Bank Trust National
                                    Association
                                    A/C 47300425
                                    REF:  Toyota Auto Rec 2001-A

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4.   Party A Documentation and Operations Officers

     Documentation:                 Robert Woodie
                                    Phone: 310-468-6175
                                    Fax: 310-468-5715

     Operations                     Robert Woodie
                                    Phone: 310-468-6175
                                    Fax:  310-468-5715

7.   Relationship between Parties:

     Each party will be deemed to represent to the other party on the date on which it enters into the Agreement that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary):

     NON-RELIANCE. It is acting for its own account, and it has made its own independent decisions to enter into the Agreement and as to whether the Agreement is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into the Agreement; it being understood that information and explanations related to the terms and conditions of the Agreement shall not be considered investment advice or a recommendation to enter into the Agreement. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of the Agreement.

     ASSESSMENT AND UNDERSTANDING. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Agreement. It is also capable of assuming, and assumes, the risks of the Agreement.

     STATUS OF PARTIES. The other party is not acting as a fiduciary for or as adviser to it in respect of the Agreement.

8.   Governing Law: New York




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     Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Class A-4 Confirmation enclosed for that purpose and returning it to us.

                                       TOYOTA MOTOR CREDIT CORPORATION



                                       By: /s/ GEORGE E. BORST
                                           -------------------------------------
                                           Name:  George E. Borst
                                           Title: President and Chief Executive
                                                  Officer

                                       Confirmed as of the date first written:

                                       TOYOTA AUTO RECEIVABLES 2001-A
                                       OWNER TRUST

                                       By: U.S. BANK TRUST NATIONAL
                                           ASSOCIATION, as Owner Trustee



                                       By: /s/ MELISSA ROSAL
                                           -------------------------------------
                                           Name:  Melissa A. Rosal
                                           Title: Vice President


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